Exhibit 10.4.3

SECOND AMENDMENT

TO

TERM LOAN AGREEMENT

This SECOND AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), is dated as of May 27, 2011, among WHALE SHARK MEDIA, INC., SPECTRAWIDE ACQUISITION CO., LLC, SPECTRAWIDE INC., CSB ACQUISITION CO., LLC, CLTD ACQUISITION CO., LLC, SMALLPONDS, LLC, DEALS.COM, LLC, and RMN ACQUISITION CO., LLC (each, individually a “Borrower,” and collectively the “Borrowers”), COMERICA BANK, a Texas banking association, as agent (“Agent”), and the Lenders (as defined in the Loan Agreement) party hereto.

RECITALS:

A. Borrower, Agent and the Lenders have previously entered into the Term Loan Agreement dated as of November 24, 2010 (such agreement, together with all amendments and restatements, the “Loan Agreement”).

B. Borrower, Agent and the Lenders desire to amend the Loan Agreement as herein provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1 Definitions. All capitalized terms not otherwise defined herein have the same meanings as in the Loan Agreement.

ARTICLE II

Amendments

(All amendments herein are effective as of the date of this Amendment unless otherwise stated)

2.1 Amendment to Section 4.8 of the Loan Agreement. Section 4.8 of the Loan Agreement is restated in its entirety to read as follows:

4.8 Mandatory Prepayment of Term Loans.

(a) Subject to clause (e) hereof, the Term Loan A shall be subject to required principal reductions in the amount of the Applicable Recapture Percentage of Excess Cash Flow for each fiscal quarter, such prepayments to be payable in respect of each fiscal quarter beginning with the fiscal quarter ending June 30, 2012, and each fiscal quarter thereafter, and to be due 60 days following the end of such fiscal quarter, except that for the last fiscal quarter in each Fiscal Year, such payment shall be due 120 days following the end of such quarter.

(b) Subject to clause (e) hereof, immediately upon receipt by any Credit Party of any Net Cash Proceeds from any Asset Sales (other than Net Cash Proceeds of Asset Sales permitted under Section 8.4).

(c) Subject to clause (e) hereof, immediately upon receipt by any Credit Party of Net Cash Proceeds from the issuance of any Equity Interests of such Person (other than Equity Interests issued in May, 2011, to Google for up to $10,000,000, and except for Equity Interests under any stock option or employee incentive plans listed on Schedule 6.13 hereto (or any successor plans) or Equity Interests of WSM issued to directors, officers or employees of the Borrowers or their Subsidiaries) or Net Cash Proceeds from the issuance of any Subordinated Debt after the Effective Date, Borrowers shall prepay the Term Loans by an amount equal to one hundred percent (100%) of such Net Cash Proceeds from the issuance of Subordinated Debt and fifty percent (50%) of such Net Cash Proceeds from the issuance of any Equity Interests.

(d) Each mandatory prepayment under this Section 4.8 or any other mandatory or optional prepayment under this Agreement shall be in addition to any scheduled installments or optional prepayments made prior thereto, and shall be subject to Section 11.1, and shall be applied to installments of Term Loan A in the same order as set forth in Section 4.7 for voluntary prepayments (except that mandatory prepayments under Section 4.8(a) shall be made in the inverse order of maturities).

(e) To the extent that, on the date any mandatory prepayment of any Term Loan under this Section 4.8 is due, the Indebtedness under any Term Loan or any other Indebtedness to be prepaid is being carried, in whole or in part, at the Eurodollar-based Rate and no Default or Event of Default has occurred and is continuing, Borrowers may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Lenders (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and upon such deposit, the obligation of each Borrower to make such mandatory prepayment shall be deemed satisfied. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of such Term Loan on the last day of each Eurodollar-Interest Period attributable to the Eurodollar-based Advances of the such Term Loan, thereby avoiding breakage costs under Section 11.1.

2.2 Amendment to Section 8.11 of the Loan Agreement. Section 8.11 of the Loan Agreement is restated in its entirety to read as follows:

8.11 Prepayment of Debt; Deferred RMN Payments. Make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or any other payment in respect of any Subordinated Debt (other than payments permitted under the applicable Subordination Agreement) or Debt owed to any Person (other than Indebtedness, as provided for herein for prepayments);

provided, however, (i) Borrowers can make regularly scheduled Base Earn-Out payments and payments on Deals.com Indebtedness payments, and Seller Notes payments so long as the Agent receives three (3) days prior written notice thereof in each instance and, in each instance no Event of Default exists at the time of (and no Event of Default would exist, giving effect to) such payment (and Borrowers shall certify to Agent as such in the written notice referenced above), and (ii) Borrowers can make Deferred RMN Payments so long as (a) the Agent receives three (3) days prior written notice thereof in each instance (b) in each instance no Event of Default exists at the time of (and no Event of Default would exist, giving effect to) such payment (and Borrowers shall certify to Agent as such in the written notice referenced above), (c) such payments are made solely from Excess Cash Flow remaining after application of Excess Cash Flow pursuant to Section 4.8(a) and do not, in the aggregate, exceed (x) 50% of Borrower’s Excess Cash Flow during the period of March, 2011 through March 31, 2012, and (y) thereafter, the aggregate amount of payments made to Agent from Excess Cash Flow as required by Section 4.8(a), (d) after giving effect to such payment, the Borrowers have cash on hand, on deposit at Agent, in an amount not less than $3,000,000 and (e) all such payments in the aggregate, including any such payments made prior to the date of any payment, do not exceed $10,000,000 in principal payments and any accrued interest thereon.

ARTICLE III

Conditions Precedent

3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) Amendment and Other Documents. Agent shall have received this Amendment executed by Borrower and all other parties hereto.

(b) No Default. No Default or Event of Default shall exist.

(c) Representations and Warranties. All of the representations and warranties contained in the Loan Agreement, as amended hereby, shall be true and correct on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

ARTICLE IV

Ratifications, Representations and Warranties

4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. Borrower agrees that the Loan Agreement, as amended hereby, is legal, valid, binding and enforceable in accordance with its terms.

4.2 Representations and Warranties. Borrower hereby represents and warrants to Agent that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents (as defined in the Loan Agreement) executed and/or delivered in connection herewith have been authorized by all requisite action on the part of Borrower and will not violate any organizational document of Borrower, (b) the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (c) no Default or Event of Default exists, and (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby, and the other Loan Documents to which it is a party or it or its property is subject.

ARTICLE V

Miscellaneous

5.1 Acknowledgment. Agent and the Lenders acknowledge Borrower’s Issuance of up to $10,000,000 Equity Interests to Google in May, 2011, as permitted under their letter to Borrower dated May 13, 2011.

5.2 Loan Document. This Amendment is a Loan Document.

5.3 Obligations. This Amendment is not intended as and shall not be construed as a release or novation of any Indebtedness.

5.4 Further Actions. Borrower shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to Agent, as Agent may deem necessary or appropriate in connection with this Amendment.

5.5 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

5.6 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

5.7 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE

CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

The Remainder of This Page Is Intentionally Left Blank.

Executed as of the date first written above.

BORROWERS:

WHALE SHARK MEDIA, INC.

By:	/s/ Ken Kieley
Name:	Ken Kieley
Title:	CFO

SPECTRAWIDE ACQUISITION CO., LLC
By:	Whale Shark Media, Inc., its Sole Member

By:	/s/ Ken Kieley
Name:	Ken Kieley
Title:	CFO

SPECTRAWIDE INC.

By:	/s/ Ken Kieley
Name:	Ken Kieley
Title:	CFO

CSB ACQUISITION CO., LLC
By:	Whale Shark Media, Inc., its Sole Member

By:	/s/ Ken Kieley
Name:	Ken Kieley
Title:	CFO

CLTD ACQUISITION CO., LLC
By:	Whale Shark Media, Inc., its Sole Member

By:	/s/ Ken Kieley
Name:	Ken Kieley
Title:	CFO

SMALLPONDS, LLC
By:	Whale Shark Media, Inc., its Sole Member

By:	/s/ Ken Kieley
Name:	Ken Kieley
Title:	CFO

DEALS.COM, LLC
By:	Whale Shark Media, Inc., its Sole Member

By:	/s/ Ken Kieley
Name:	Ken Kieley
Title:	CFO

RMN ACQUISITION CO., LLC
By:	Whale Shark Media, Inc., its Sole Member

By:	/s/ Ken Kieley
Name:	Ken Kieley
Title:	CFO

AGENT:

COMERICA BANK,
As Administrative Agent

By:	/s/ Stephen P. Bitter
Its:	Vice President

COMERICA BANK AS A LENDER:

COMERICA BANK, as a Lender

By:	/s/ Stephen P. Bitter
Its:	Vice President

LENDER:

SQUARE 1 BANK

By:	/s/ David McLaughlin
Name:	David McLaughlin
Title:	SVP

LENDER:

SILICON VALLEY BANK

By:	/s/ Jesse Meyer
Name:	Jesse Meyer
Title:	Relationship Manager